LIMITED POWER OF ATTORNEY
FOR
SECTION 16 REPORTING PURPOSES

Know all by these presents, that the
undersigned hereby makes, constitutes and appoints Barak Ben-Arye, Steven Robbins,
Ovie Onobrakpeya and Carrie Kane,
individually, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	execute for, and on behalf of, the
undersigned, in the undersigned's capacity as an officer, director and/or 10% beneficial owner of Novocure Limited (the
"Company"), Forms 3, 4, and 5 in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the
rules and regulations promulgated
thereunder (the "Exchange Act");

(2)	seek or obtain, as the undersigned's
representative and on the undersigned's
behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorneys-in-fact and further approves and ratifies any such release of information;

(3)	do and perform any and all acts for
and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, and any amendments thereto, or other required report and timely file such Forms or reports with the United States Securities and Exchange Commission, the New York
Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act; and

(4)	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned hereby gives and grants to each such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that
(a) the foregoing attorneys-in-fact are
serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorneys-in-fact to act in his or her discretion on information provided to such attorneys-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorneys-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act,
(ii) any liability of the undersigned for any failure to comply with such requirements or
(iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Limited Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the
undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorneys-in-fact by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 26th day of July, 2022.

/s/ Wilhelmus Groenhuysen
Signature

Wilhelmus Groenhuysen
Print Name